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                                                                      EXHIBIT 21


                       SUBSIDIARY OF ALTRON INCORPORATED

NAME                                   JURISDICTION OF INCORPORATION
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Altron Systems Corporation             Massachusetts


The foregoing subsidiary is wholly owned by Altron Incorporated.